SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):       October 3, 2003

     Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

      Georgia
(State or Other Jurisdiction of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

    (678) 775-6900
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        (a)        On October 3, 2003, Delta Apparel, Inc. (“Delta”) completed the acquisition of all of the outstanding capital stock of M. J. Soffe Co., a North Carolina corporation (the “Acquisition”). The Acquisition was consummated by means of a stock purchase transaction pursuant to which MJS Acquisition Company, a North Carolina corporation and newly-formed, wholly-owned subsidiary of Delta (“MJS”), acquired all of the outstanding capital stock of M. J. Soffe Co. from the shareholders of M. J. Soffe Co., James F. Soffe, John D. Soffe, and Anthony M. Cimaglia (collectively, the “Individuals”), pursuant to an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of October 3, 2003 by and among Delta, MJS, M. J. Soffe Co., and the Individuals. Immediately following the Acquisition, M. J. Soffe Co. was merged with and into MJS (the “Merger”), with MJS as the surviving corporation in the Merger, and MJS’s name was changed to M. J. Soffe Co.

M. J. Soffe Co. manufactures, markets, and sells casual and athletic apparel. It has a textile and sewing facility in Fayetteville, North Carolina, as well as two additional sewing plants, one each in Bladenboro and Rowland, North Carolina. In addition, M. J. Soffe Co. contracts approximately 30% of its sewing requirement from two 50% owned facilities in Costa Rica. M. J. Soffe Co. leases its primary distribution center in Fayetteville, North Carolina and also leases space for satellite distribution facilities in other parts of the United States.

The aggregate consideration paid to the Individuals for all of the outstanding capital stock of M. J. Soffe Co. consisted of (i) aggregate cash payments of approximately $43.5 million; and (ii) the issuance of a promissory note to the Individuals in the aggregate principal amount of $8 million (the “Shareholder Note”). Also, additional amounts are payable to the Individuals in cash during each of fiscal years 2005, 2006, and 2007 if specified financial performance targets are met by M. J. Soffe Co. during annual periods beginning on September 28, 2003 and ending on September 30, 2006 (the “Earnout Amounts”). The Earnout Amounts are capped at a maximum aggregate amount of $12 million. In addition, pursuant to the Stock Purchase Agreement, MJS paid approximately $8.5 million to satisfy all outstanding bank debt of M. J. Soffe Co. The purchase price for the outstanding capital stock of M. J. Soffe Co. was determined by negotiations between Delta and the Individuals.

The Shareholder Note bears interest at the rate of 8% per annum and is payable in equal quarterly installments of principal, plus accrued interest, over five years. The Shareholder Note and the Earnout Amounts are secured by a second priority lien on all of the assets and capital stock of M. J. Soffe Co. Payments under the Shareholder Note and payments of the Earnout Amounts are subordinated to the Delta Facility and the MJS Facility described below.

On October 3, 2003, Delta entered into an Amended and Restated Loan and Security Agreement with Congress Financial Corporation (Southern), as lender and as agent for the financial institutions named as lenders, pursuant to which Delta’s existing line of credit (the “Delta Facility”) was increased to $40 million, which represents a $15 million increase in the $25 million line of credit available to Delta under the Loan and Security Agreement dated as of May 15, 2000 between Delta and Congress Financial Corporation (Southern), as amended by Amendment No. 1 dated as of October 17, 2001 and Amendment No. 2 dated August 23, 2002. Also on October 3, 2003, MJS entered into a Loan and Security Agreement with Congress Financial Corporation (Southern), as lender and as agent for the financial institutions named as lenders, which provides M. J. Soffe Co. with a $38.5 million line of credit (the “MJS Facility”). Together, the Delta Facility and the MJS Facility provide for lines of credit in an aggregate amount of $78.5 million. The Delta Facility and the MJS Facility are secured by a first priority lien on all of the assets of Delta and M. J. Soffe Co. Delta is a guarantor of the MJS Facility, and M. J. Soffe Co. is a guarantor for the Delta Facility.

Approximately $21 million of the cash portion of the purchase price paid for the outstanding capital stock of M. J. Soffe Co. was paid by MJS from cash borrowed by Delta under the Delta Facility and contributed to MJS by Delta as a capital contribution. The remainder of the cash portion of the purchase price and the payment to satisfy all existing bank debt of M. J. Soffe Co. were paid by MJS from borrowings under the MJS Facility. In addition, $8 million of the purchase price was paid by MJS through issuance of the Shareholder Note to the Individuals.

Prior to consummation of the Acquisition, there were no material relationships between any of the Individuals and Delta or any of its affiliates, any director or officer of Delta, or any associate of any director or officer of Delta. In connection with the Acquisition, M. J. Soffe Co. entered into an employment agreement with each of the Individuals, each of which has a three-year term. Also, immediately following consummation of the Acquisition, MJS and Middle Road Properties, LLC, a North Carolina limited liability company of which the Individuals are the sole members (“Middle Road Properties”), consummated an exchange of real property pursuant to an Exchange Agreement dated as of October 3, 2003 between MJS and Middle Road Properties. In addition, in connection with the Acquisition, M. J. Soffe Co. entered into an Industrial Lease Agreement dated as of October 3, 2003 with Middle Road Properties, which provides for the lease by M. J. Soffe Co. from Middle Road Properties of a distribution center located in Fayetteville, North Carolina for a five-year term.

    (b)        Prior to consummation of the Acquisition, the plant, equipment, and other physical property of M. J. Soffe Co. were used in the business of manufacturing, marketing, and selling casual and athletic apparel. Delta intends to cause M. J. Soffe Co. to continue to use its plant, equipment, and other physical property in the business of manufacturing, marketing, and selling casual and athletic apparel.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial statements of business acquired.

Independent Auditors’ Report

To the Board of Directors and Stockholders
of M. J. Soffe Company, Inc.

We have audited the accompanying balance sheets of M. J. Soffe Company, Inc. as of December 31, 2002 and 2001, and the related statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M. J. Soffe Company, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with generally accepted accounting principles.

As discussed in Note 13, the Company has restated its financial statements as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000.

Haigh, Byrd & Lambert, LLP

February 4, 2003, except for the restatements as described in Note 13 as to which the date is October 15, 2003

M. J. Soffe Company, Inc.
Restated Balance Sheets
(Amounts in thousands, except share amounts)

Assets	December 31, 2002	December 31, 2001
Current assets:
Cash and cash equivalents	$ 57	$ 61
Accounts receivable, less allowances of $465 in 2002 and
$500 in 2001	9,040	8,682
Other receivables	99	120
Inventories	54,926	47,411
Deferred income taxes	174	189
Income taxes receivable	--	1,464

Total current assets	64,296	57,927

Property, plant and equipment, net	23,842	25,347
Other assets	3,691	4,009

	$91,829	$87,283

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,908	$ 3,565
Accrued expenses	2,438	1,787
Line of credit	1,608	4,762
Current portion of long-term debt	3,534	1,460
Income taxes payable	171	--

Total current liabilities	9,659	11,574

Long-term debt	6,654	8,788
Deferred income taxes	337	178
Other liabilities	2,792	3,081

Total liabilities	19,442	23,621

Commitments and contingencies

Stockholders' equity:
Common stock--par value $100 a share, 1,000 shares authorized,
600 shares issued and outstanding as of December 31, 2002 and
December 31, 2001	60	60
Retained earnings	72,327	63,602

Total stockholders' equity	72,387	63,662

	$91,829	$87,283

See accompanying notes to financial statements.

M. J. Soffe Company, Inc.
Restated Statements of Income
(Amounts in thousands)

	Year Ended
	December 31, 2002	December 31, 2001	December 31, 2000
Net sales	$95,661	$101,183	$91,870
Cost of goods sold	58,525	73,430	62,508

Gross profit	37,136	27,753	29,362

Selling, general and administrative expenses	23,136	22,881	20,905
Provision for bad debts	62	792	1,107
Other (income) expense	(517)	(364)	(468)

Operating income	14,455	4,444	7,818

Interest expense, net	410	727	942

Income before income taxes	14,045	3,717	6,876

Income tax expense	5,320	1,507	2,609

Net income	$8,725	$2,210	$4,267

See accompanying notes to financial statements

M. J. Soffe Company, Inc.
Restated Statements of Stockholders' Equity
 (Amounts in thousands, except share amounts)

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balance at January 1, 2000, as restated	600	$60	$57,125	$57,185
Net income	--	--	4,267	4,267

Balance at December 31, 2000	600	60	61,392	61,452
Net income	--	--	2,210	2,210

Balance at December 31, 2001	600	60	63,602	63,662
Net income	--	--	8,725	8,725

Balance at December 31, 2002	600	$60	$72,327	$72,387

See accompanying notes to financial statements

M. J. Soffe Company, Inc.
Restated Statements of Cash Flows
 (Amounts in thousands)

	Year Ended
	December 31, 2002	December 31, 2001	December 31, 2000
Operating activities:
Net income	$8,725	$2,210	$4,267
Adjustments to reconcile net income
to net cash (used in) provided by operating activities:
Depreciation	3,050	3,440	3,490
Provision for (benefit from) deferred income taxes	174	55	(230)
Provision for (reduction in) allowances on accounts	(35)	80	80
receivable
Changes in operating assets and liabilities:
Accounts receivable	(301)	490	1,465
Inventories	(7,515)	(7,357)	(4,093)
Other noncurrent assets	(131)	(207)	(254)
Accounts payable	(1,657)	(510)	846
Accrued expenses	651	(426)	462
Income taxes	1,635	(1,065)	(887)
Other liabilities	(290)	63	145

Net cash provided by (used in) operating activities	4,306	(3,227)	5,291

Investing activities:
Purchases of property, plant and equipment	(1,546)	(2,742)	(3,609)
Decrease (increase) in deposits	450	(215)	(210)

Net cash used in investing activities	(1,096)	(2,957)	(3,819)

Financing activities:
Proceeds from (repayment of) line of credit, net	(3,155)	4,762	--
Repayment of long-term debt, net	(59)	(1,115)	(142)

Net cash (used in) provided by financing activities	(3,214)	3,647	(142)

Increase (decrease) in cash	(4)	(2,537)	1,330

Cash at beginning of year	61	2,598	1,268

Cash at end of year	$57	$61	$2,598

Supplemental cash flow information:
Cash paid during the year for interest	$401	$791	$885

Cash paid during the year for income taxes	$4,975	$2,934	$3,315

See accompanying notes to financial statements

M. J. Soffe Company, Inc.

Notes to Restated Financial Statements

(Amounts in thousands)

NOTE 1—NATURE OF BUSINESS

M.J.     Soffe Company, Inc., founded in 1966, is engaged in the manufacture and sale of active sportswear.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

(a)     Cash and Cash Equivalents: The Company considers cash on hand, cash in operating bank accounts and commercial demand paper with original maturity of less than three months as cash and cash equivalents.

(b)     Accounts Receivable: The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers, maintaining allowances for potential credit losses based on historical loss information.

(c)     Inventories: Inventories are valued at the lower of cost or market. Cost of raw materials and supplies is determined by the first-in, first-out method. Cost of manufactured goods is determined using current manufacturing cost and is substantially actual cost. The majority of the Company’s raw materials are readily available, and thus it is not dependent on a single supplier.

(d)     Property, Plant and Equipment: Property, plant and equipment is stated at cost. Depreciation is recorded following the straight-line method over the estimated useful lives of the assets. When assets are retired or disposed of, the costs and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs are charged to expense when incurred.

(e)     Investments in Foreign Operations: The Company accounts for its investments in foreign operations using the equity method.

(f)     Advertising: Advertising costs are expensed as incurred. Advertising expense was $1,640, $1,151and $1,106 for 2002, 2001 and 2000, respectively.

(g)     Income Taxes: Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse.

(h)     Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to use estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—INVENTORIES

Inventories at December 31, 2002 and 2001 consist of the following:

	2002	2001
Raw materials	$ 5,992	$ 6,405
Work in process	4,385	6,314
Finished goods	44,549	34,692

	$ 54,926	$ 47,411

NOTE 4—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2002 and 2001 consist of the following:

	Estimated Useful Life	2002	2001

Construction in progress	N/A	$ 105	$ 325
Land and buildings	40 years	17,241	16,412
Furniture, fixtures and equipment	5 to 10 years	804	801
Automobiles and trucks	4 to 6 years	875	911
Leasehold improvements	12 to 40 years	2,662	2,646
Manufacturing equipment	6 to 9 years	28,758	27,921

		50,445	49,016
Less accumulated depreciation		(26,603)	(23,670)

Net book value		$ 23,842	$ 25,346

NOTE 5—OTHER ASSETS

The Company maintains split dollar life insurance arrangements with three of its officers/shareholders of the Company. In addition, it has various policies on the lives of its key employees.

The Company has invested in two foreign corporations, Soha Textiles, S. A. and Agencias 7000, S. A., of which they own 50% each. Soha Textiles operates a manufacturing facility in Costa Rica and Agencias 7000 owns the real estate for the above-referenced manufacturing facility. These investments are accounted for on the equity method. Income and expenses are translated into dollars.

These other assets are summarized as follows at December 31, 2002 and 2001:

	2002	2001
Split dollar life insurance	$ 2,007	$ 1,797
Various life insurance policies	1,373	1,470
Investment in Soha Textiles, S. A	33	3
Investment in Agencias 7000, S. A	235	230
Deposits	25	475
Other assets	18	34

	$ 3,691	$ 4,009

NOTE 6—BANK LINE OF CREDIT

Pursuant to a financing and loan agreement dated May 11, 1999, Bank of America, N. A., formerly NationsBank, N. A. agreed to make advances to the Company under a revolving line of credit in amounts up to $12,500 for the purpose of providing continuing working capital to support the operations of the Company. At December 31, 2002 and 2001, the outstanding balances were $1,608 and $4,762, respectively. Accounts receivable are pledged as collateral against cash advances. Interest on this line of credit is capped at the bank’s prime lending rate. The agreement provides that the Company maintain specified financial amounts and ratios for the duration of the agreement. The agreement also places restrictions on certain investments and capital additions of the Company. As of December 31, 2002 and 2001, the company was in compliance with or had obtained waivers for such covenants.

NOTE 7—LONG-TERM DEBT

Long-term debt as of December 31, 2002 and 2001 are as follows:

	2002	2001
Bank of America--various installment notes bearing interest at a rate not to exceed the bank's prime lending rate. Details are as follows:

Note payable in 60 monthly installments of $18 plus interest and one final payment due January 2003 of all unpaid
principal and interest. Collateral for the loan is a deed of
trust on land and building of the Company	$ 1,025	$ 1,246

Note payable in 60 monthly installments of $8 plus interest
and one final payment due January 2003 of all unpaid
principal and interest. Collateral for the loan is a deed of
trust on land and building of the Company	490	583

Note payable in monthly installments of $8 plus interest and one final payment due January 2003 of all unpaid principal
and interest. Collateral for the loan the dye house addition	203	302

Note payable in 60 monthly installments of $51 plus interest and one final payment due March 31, 2005 of all unpaid
principal and interest. The bank has a blanket lien on
equipment as collateral	2,313	3,032

Note payable in 47 monthly installments of $50 plus interest and one final payment due May 2004 of all unpaid principal
and interest. Collateral for the loan is a deed of trust on
land and building of the Company	4,450	5,050

Note payable in monthly installments of $50 through September
2005, plus interest and one final payment of $23. The bank
has a blanket lien on equipment as collateral	1,673	--

Other Note Payable--represents an unsecured demand note to a related
party. Demand is not anticipated currently	35	35

Total	10,189	10,248
Less current maturities	(3,535)	(1,460)

	$ 6,654	$ 8,788

Aggregate long-term debt obligations mature as follows:
	2002	2001

2002	$ --	$ 1,460
2003	3,535	2,869
2004	5,067	4,416
2005	1,587	1,503

	$ 10,189	$ 10,248

NOTE 8--INCOME TAXES

The components of income tax expense for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002	2001	2000
Current:
Federal	$4,653	$1,289	$ 2,566
State	493	164	273

Total current	5,146	1,453	2,839

Deferred:
Federal	150	46	(196)
State	24	8	(34)

Total deferred	174	54	(230)

Income tax expense	$5,320	$1,507	$ 2,609

A reconciliation between actual income tax expense and the income tax expense computed using the Federal statutory income tax rate of 34% for the years ended December 31, 2002, 2001 and 2000 is as follows:

	2002	2001	2000
Income tax expense at the statutory rate	$4,775	$1,264	$2,338
State income tax expense net of federal income tax effect	325	108	180
Other	220	135	91

Income tax expense	$5,320	$1,507	$2,609

The Company's total deferred tax assets and deferred tax liabilities at December 31, 2002 and 2001 are as follow:

	2002	2001
Current:
Deferred tax asset	$ 173	$ 189

Noncurrent:
Deferred tax asset	1,369	1,490
Deferred tax liability	(1,706)	(1,668)

Net deferred tax asset (liability)	$ (337)	$ (178)

NOTE 9--LEASES

The Company has several noncancellable operating leases relating to warehousing, manufacturing and office facilities.

Future minimum lease payments under noncancellable operating leases as of December 31, 2002 were as follows:

2003	$ 290
2004	275
2005	182
2006	25
2007	--
Thereafter	--

$ 772

Rent expense for all operating leases was approximately $1,383, $1,315 and $1,208 for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 10—EMPLOYEE BENEFIT PLANS

The Company has a 401(k) profit sharing plan for the benefit of its employees who have completed at least one year of service and have attained the age of 21. Under the plan, employees may elect to defer two percent (2%) to fifteen percent (15%) of their salary, subject to Internal Revenue Service limits. The plan provides for the Company to make a guaranteed match of a portion of the employee’s contributions. The Company contributed approximately $108, $115 and $104 to the plan during the years ended December 31, 2002, 2001 and 2000, respectively.

The Company has a non-qualified deferred compensation program to provide retirement benefits to certain key management positions. Annually, participating employees may elect to defer certain salary and bonus amounts for which the Company determines, at its sole discretion, a matching contribution. Additionally, deemed investment earnings are added to each participant’s account. The Company expensed approximately $67, $77 and $74 to the plan during the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 11—MAJOR CUSTOMER

During the years ended December 31, 2002, 2001 and 2000, sales to the United States military amount to approximately 22%, 28% and 35%, respectively.

NOTE 12—COMMITMENTS AND CONTINGENCIES

At times, the Company is a defendant in legal actions involving product liability claims. The Company believes that, as a result of legal defenses, insurance arrangements, and indemnification provisions with parties believed to be financially capable, any such actions should not have a material effect on its operations, financial condition, or liquidity.

The Company’s past and present operations include activities, which are subject to extensive state environmental regulations. As a result of these regulations, the Company could become liable for any contamination to the environment.

NOTE 13—RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s financial statements as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000, the Company identified errors related to the historical accounting for certain obligations for employee compensation and benefits, which should have been accrued in 2002 and in prior years. Accordingly, the Company revised its financial statements as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 to record obligations totaling $855 and related tax effects of $325. There was not a material effect on the income statements or statements of cash flows for the years ended December 31, 2002, 2001 and 2000 as a result of the errors. The Company’s financial statements reflect a $530 reduction to retained earnings, after related income tax effect, as of the earliest period presented, January 1, 2000.

In addition, certain items have been reclassified to comply with the disclosure and reporting requirements of the Securities and Exchange Commission.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

General

        The unaudited pro forma combined statement of income for the year ended June 28, 2003 gives effect to the following events as if each had occurred on June 30, 2002. The unaudited pro forma balance sheet gives effect to the following events as if each had occurred on June 28, 2003:

1)	the acquisition of M. J. Soffe Co.;

2)	borrowings under the new revolving credit facilities, as necessary to consummate the acquisition of M. J. Soffe Co.

        The acquisition of M. J. Soffe Co. will be accounted for using the purchase method of accounting. The fair value of M. J. Soffe Co.’s assets and related liabilities are based on preliminary estimates. Additional analysis will be required to determine the fair value of M. J. Soffe Co.’s assets and liabilities, primarily with respect to inventory, property, plant and equipment, and certain assumed liabilities. Such analysis and determination of allocation of purchase price is expected to be substantially complete by the end of Delta Apparel’s second quarter. M. J. Soffe Co.’s accounts will change from the amounts shown based on the valuations. The final allocation of the acquisition consideration may result in significant differences from the pro forma amounts reflected in the unaudited pro forma combined financial statements.

        The unaudited pro forma combined financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the acquisition of M. J. Soffe Co. taken place as of the dates or for the period presented.

Unaudited Pro Forma Combined Statement of Income
(Amounts in thousands, except per share amounts)

	Delta Apparel Year Ended June 28, 2003	M. J. Soffe Year Ended June 28, 2003	Pro Forma Adjustments		Pro Forma Combined Year Ended June 28, 2003
Net sales	$129,521	$93,800	$--		$223,321
Cost of goods sold	105,552	59,365	(1,881	)(1)	163,036

Gross profit	23,969	34,435	1,881		60,285

Selling, general and administrative expenses	12,498	23,185	715	(2)	36,398
Provision for bad debts	722	194	--		916
Other (income) expense	194	(369)	--		(175)

Operating income	10,555	11,425	1,166		23,146

Interest expense, net	732	343	2,527	(3)	3,602

Income before income taxes	9,823	11,082	(1,361)		19,544

Income tax expense	3,760	4,261	(522	)(4)	7,499

Net income	$6,063	$6,821	$(839)		$12,045

Pro forma earnings per share
Basic	$1.50				$2.98
Diluted	$1.45				$2.88

Pro forma weighted average number of shares outstanding *	4,045				4,045
Dilutive effect of stock options *	131				131

Pro forma weighted average number of shares assuming dilution*	4,176				4,176

* Adjusted to reflect 2-for-1 stock split effective as of September 20, 2002

See accompanying notes to unaudited pro forma combined financial statements.

Unaudited Pro Forma Balance Sheet
(Amounts in thousands)

	Delta Apparel June 28, 2003	M. J. Soffe June 28, 2003	Pro Forma Adjustments		Pro Forma Combined June 28, 2003
Assets
Current assets:
Cash	$203	$149	$--		$352
Accounts receivable	22,196	17,128	--		39,324
Inventories	47,174	55,456	--		102,630
Prepaid expenses and other current assets	2,743	3,292	--		6,035

Total current assets	72,316	76,025	--		148,341

Property, plant and equipment, net	22,077	22,551	(16,705	)(5)	28,248
Other assets	54	3,950	--		4,004

	$94,447	$102,526	$(16,705)		$180,593

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$16,033	$10,346	$--		26,379
Current portion of long-term debt and other borrowings	2,000	5,662	33,709	(6)	41,371

Total current liabilities	18,033	16,008	33,709		67,750

Long-term debt	7,865	8,660	19,240	(6)	35,765
Earn-out liability	--	--	3,500	(7)	3,500
Other liabilities	2,580	4,704	--		7,609

Total liabilities	28,478	29,372	56,449		114,624

Stockholders' equity:
Common stock	48	60	(60	)(8)	48
Additional paid-in capital	53,889	--	--		53,889
Retained earnings	21,007	73,094	(73,094	)(9)	21,007
Treasury stock	(8,975)	--	--		(8,975)

Total stockholders' equity	65,969	73,154	(73,154)		65,969

	$94,447	$102,526	$(16,705)		$180,593

See accompanying notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Year Ended June 28, 2003 Unaudited Pro Forma Combined Statement of Income

(1)	Reflects an adjustment of approximately $2.4 million to depreciation expense as a result of a $16.7 reduction of fixed assets as recorded in purchase accounting of which $1.6 million was allocated to cost of goods sold. Also reflects a $0.3 million reduction in rental expense resulting from a new rental contract required because of a change in property rented as a result of the acquisition.

(2)	Reflects an adjustment of approximately $2.4 million to depreciation expense as a result of a $16.7 reduction of fixed assets as recorded in purchase accounting of which $0.8 million was allocated to operating expenses. Also reflects a $1.5 million increase in administrative cost as a result of expected additional management incentive expense pursuant to Delta Apparel management incentive programs.

(3)	Reflects an adjustment to interest expense to give effect the purchase related borrowings under revolving credit facilities.

(4)	Tax effects of the pro forma adjustments have been calculated based on the historical combined statutory rate for Delta Apparel and M. J. Soffe Co. of 38.4% during the period presented.

Unaudited Pro Forma Combined Balance Sheet as of June 28, 2003

(5)	The acquisition of M. J. Soffe Co. will be accounted for by the purchase method of accounting, pursuant to which the acquisition consideration is allocated among the acquired tangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The acquisition consideration and estimated allocation will result in an approximate $16.7 million reduction in fixed assets as compared to M. J. Soffe historical book value.

(6)	To reflect the elimination of M. J. Soffe’s long-term debt of $8.6 million, reflect the $8.0 million loan payable to the M. J. Soffe shareholders, reflect $52.0 million of borrowings under the new revolving credit facilities entered into simultaneous with the acquisition of M. J. Soffe Co. and reflect an estimated $1.5 million of borrowings for purchase related expenses.

(7)	To reflect the accrual of the expected earn-out payable to the shareholders of M. J. Soffe based upon operating results over the next three years pursuant to the purchase agreement.

(8)	To eliminate M. J. Soffe Co.’s common stock.

(9)	To eliminate the retained earnings of M. J. Soffe Co.

(c)	Exhibits

2.1	Amended and Restated Stock Purchase Agreement dated as of October 3, 2003 among Delta Apparel, Inc., MJS Acquisition Company, M. J. Soffe Co., James F. Soffe, John D. Soffe, and Anthony M. Cimaglia.*

*Certain exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Delta Apparel, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

10.1	Amended and Restated Loan and Security Agreement dated as of October 3, 2003 among Delta Apparel, Inc., Congress Financial Corporation (Southern), as Agent, and certain financial institutions named therein, as Lenders.

10.2	Loan and Security Agreement dated as of October 3, 2003 among MJS Acquisition Company, Congress Financial Corporation (Southern), as Agent, and certain financial institutions named therein, as Lenders.

10.3	General Security Agreement of MJS Acquisition Company and SAIM, LLC in favor of Congress Financial Corporation (Southern), as Agent, dated as of October 3, 2003.

10.4	General Security Agreement of Delta Apparel, Inc. and SAIM, LLC in favor of Congress Financial Corporation (Southern), as Agent, dated as of October 3, 2003.

10.5	Trademark Security Agreement dated as of October 3, 2003 between MJS Acquisition Company and Congress Financial Corporation (Southern), as Agent.

10.6	Form of Deed of Trust of M. J. Soffe Co. in favor of Congress Financial Corporation (Southern), as Agent, dated as of October 3, 2003.

10.7	Stock Pledge Agreement dated as of October 3, 2003 by and among Delta Apparel, Inc., MJS Acquisition Company, and Congress Financial Corporation (Southern), as Agent.

10.8	Guarantee of MJS Acquisition Company and SAIM, LLC in favor of Congress Financial Corporation (Southern), as Agent, dated as of October 3, 2003.

10.9	Guarantee of Delta Apparel, Inc. and SAIM, LLC in favor of Congress Financial Corporation (Southern), as Agent, dated as of October 3, 2003.

10.10	Collateral Assignment of Purchase Agreements dated as of October 3, 2003 by and among Delta Apparel, Inc., MJS Acquisition Company, and Congress Financial Corporation (Southern), as Agent.

10.11	Subordination Agreement dated as of October 3, 2003 by and among Delta Apparel, Inc., MJS Acquisition Company, James F. Soffe, John D. Soffe, Anthony M. Cimaglia, and Congress Financial Corporation (Southern), as Agent.

10.12	Promissory Note of MJS Acquisition Company issued to James F. Soffe, John D. Soffe, and Anthony M. Cimaglia dated as of October 3, 2003.

10.13	Security Agreement of MJS Acquisition Company in favor of James F. Soffe, John D. Soffe, and Anthony M. Cimaglia dated as of October 3, 2003.

10.14	Form of Deed of Trust, Assignment of Rents and Security Agreement of M. J. Soffe Co. in favor of James F. Soffe, John D. Soffe, and Anthony M. Cimaglia dated as of October 3, 2003.

10.15	Guaranty of Delta Apparel, Inc. in favor of James F. Soffe, John D. Soffe, and Anthony M. Cimaglia dated as of October 3, 2003.

10.16	Pledge Agreement of Delta Apparel, Inc. in favor of James F. Soffe, John D. Soffe, and Anthony M. Cimaglia dated as of October 3, 2003.

10.17	Employment and Non-Solicitation Agreement dated as of October 3, 2003 among Delta Apparel, Inc., M. J. Soffe Co., and James F. Soffe.

10.18	Employment and Non-Solicitation Agreement dated as of October 3, 2003 among Delta Apparel, Inc., M. J. Soffe Co., and John D. Soffe.

10.19	Employment and Non-Solicitation Agreement dated as of October 3, 2003 among Delta Apparel, Inc., M. J. Soffe Co., and Anthony M. Cimaglia.

10.20	Real Estate Exchange Contract dated as of October 3, 2003 between MJS Acquisition Company and Middle Road Properties, LLC.

10.21	Industrial Lease Agreement dated as of October 3, 2003 between M. J. Soffe Co. and Middle Road Properties, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 16, 2003 Date	DELTA APPAREL, INC. (Registrant) By: /s/ Herbert M. Mueller Herbert M. Mueller Vice President, Chief Financial Officer and Treasurer